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                                                                   EXHIBIT 10.17

              THIS LEASE, made this 17 day of March, 2000, by and between MERRITT-CCP V, LLC, a Maryland limited liability company, hereinafter called "Landlord," and SEQUOIA SOFTWARE CORPORATION, a body corporate of the State of Maryland, hereinafter called "Tenant."

              WITNESSETH, that in consideration of the rental hereinafter agreed upon and the performance of all the conditions and covenants hereinafter set forth on the part of the Tenant to be performed, the Landlord does hereby lease unto the said Tenant, and the latter does hereby rent from the former the following premises (hereinafter sometimes called the "premises"):

              BEING all those premises containing approximately sixty-four thousand (64,000) rentable square feet and outlined in red on the Lease Plan attached hereto as Exhibit A, said premises being located in the building (hereinafter sometimes called the "Building") known as "Columbia Corporate Park V," 8890 McGaw Road, Columbia, Maryland, situate on a parcel or parcels of land (hereinafter sometimes called the "Property") located in Columbia, Howard County, Maryland and known generally as Columbia Corporate Park;

for the term of five (5) years and two (2) months, beginning on the later to occur of the following: (i) August 1, 2000; or (ii) the date of substantial completion of Landlord's Work, as set forth in Exhibit B, attached hereto. Landlord agrees that it will, at its sole cost and expense, as soon as reasonably possible after the execution of this Lease, commence and pursue to completion the Landlord's Work set forth on Exhibit B. The premises shall be deemed to be substantially completed on the date that (a) the premises are substantially complete, with the exception of minor punch list items which do not interfere with Tenant's installations and work in order to outfit the premises for Tenant's use and (b) Landlord has obtained and delivered to Tenant a certificate of occupancy (or its equivalent) for the premises.

              This Lease is made subject to the following additional terms, covenants and conditions:

       1.     RENTAL.

              (a)    Tenant covenants and agrees to pay Landlord as


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rental, without notice or demand, the following rentals, in advance, on the first day of each month during the term of this Lease in the following monthly installments, without notice, setoff or deduction:

     Term                Annual Base Rent          Monthly Base Rent         Sq. Ft. Rate
     ----                ----------------          -----------------         ------------
 Months 1 - 2                 No Base                Rent Payable

 Months 3 - 14             $1,462.400.00              $121,866.66               $22.85

 Months 15 - 26             1,498,880.00               124,906.66                23.42

 Months 27 - 38             1,535,360.00               127,996.66                23.99

 Months 39 - 50             1,573,760.00               131,146.66                24.59

 Months 51 - 62             1,612,800.00               134,400.00                25.20

The rental for any fractional monthly periods at the beginning or at the end of the Lease term shall be prorated on a per diem basis and shall be payable on the first (1st) day of the month in advance.

              (b) All rentals shall be paid to Landlord at Merritt, 2066 Lord Baltimore Drive, Baltimore, Maryland 21244, or at such other place or to such appointee of the Landlord as the Landlord may from time to time designate in writing.

              (c) Tenant covenants and agrees to pay the rental herein reserved and each installment thereof promptly when and as due, without setoff or deduction whatsoever. As set forth above, Tenant shall not be required to pay any base rental during the first two (2) months of the Lease term, but Tenant shall be required to perform all other obligations of Tenant under this Lease during said two (2) months period.

              (d) Tenant may elect, by written notice to Landlord given not later than thirty (30) days from the date upon which this Lease was executed, to surrender up to six thousand (6,000) rentable square feet of the premises on the second level of the Building. Upon the giving of such notice, the base rentals hereinabove set forth shall be recomputed accordingly, and the parties shall enter into an amendment to this Lease setting forth that portion of the premises so surrendered and the recomputed


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base rentals.

              (e) Upon substantial completion of Landlord's Work as set forth in Exhibit B hereof, Tenant, or its representatives, shall have the right, in conjunction with Landlord's representative, to measure the actual rentable square footage of the premises, which shall be computed by measuring from the inside face of the perimeter glass to the center of the demising partitions excluding vertical penetrations, rest rooms, and mechanical and janitorial rooms and adding a twelve percent (12%) Building core factor. If the actual rentable square footage of the premises is more or less than sixty-four thousand (64,000) rentable square feet (or such lesser amount as may be elected by Tenant pursuant to Section 1(d) above), the base rentals hereinabove set forth shall be recomputed accordingly and the parties shall enter into an amendment to this Lease setting forth such recomputed base rentals.

       2.     USE

              (a) Tenant covenants and agrees to use and occupy the premises solely for the following purposes: offices for the use of Tenant, its officers, agents and employees, software development and related uses and any other lawful uses which are in keeping with the class and character of the Building. Tenant agrees to comply with all applicable zoning and other laws and regulations, including, without limitation, the Americans with Disabilities Act (collectively, "Laws"), and provide and install within the premises, at its own expense, any additional equipment or alterations required to comply with all Laws required from time to time, but only to the extent such Laws relate to Tenant's specific use of the premises. All other alterations, installations and equipment required to comply with such Laws shall be provided and installed by Landlord, at Landlord's sole expense. Tenant further agrees not to make, or cause or permit to be made, any use of the premises which shall constitute a nuisance or shall unreasonably interfere with the rights of other tenants in the Building to quietly enjoy, use and occupy the premises leased by


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them and the common areas of the Building. Tenant will not permit, allow or cause any public or private auction sales or sheriffs' or constables' sales to be conducted on or from the premises.

              (b) Landlord covenants and agrees that it will deliver possession of the premises to Tenant in compliance with all Laws.

       3.     SERVICES AND UTILITIES

              (a) Landlord agrees to furnish to the premises, (i) electricity for normal desk top office equipment, normal copying equipment and other equipment normally used in the operation of a software development company (with a maximum electrical load of 5.0 watts/sf), (ii) lighting (with an average light load of 2.0 watts/sf), and (iii) heating, ventilation and air conditioning ("HVAC") as required for the comfortable use and occupancy of the premises. The minimum standards for HVAC service shall be a system that will:

                     1. maintain a winter temperature of not less than 72(degrees)F when the outdoor temperature is 0(degrees)F;

                     2. maintain a summer indoor temperature of not more than 75(degrees)F when the outdoor temperature is 95(degrees)F or greater;

                     3. maintain the indoor temperatures when the following conditions are met:

                                   (i)    average light load of 2.0 watts/sf;
                                   (ii)   maximum other electrical load of 5.0
                                          watts/sf;
                                   (iii)  maximum outdoor air of 20 cfm/person;
                                          and
                                   (iv)   minimum sf/person of 160 sf for the
                                          general office areas.

All utilities, including without limitation, water, HVAC and electricity, shall be made available at all times at no additional charge to Tenant. Landlord shall provide to Tenant access, free of charge, to Landlord's back-up diesel fueled generator. in the event of a power failure, which back-up generator shall have a capacity not to exceed _________ KVA. The HVAC system installed by Landlord shall allow Tenant to have 24 hour, 7 day per week HVAC service through a voice activated communication system. Landlord shall also maintain and keep lighted the common stairs, common


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entries and restrooms in the Building. Unless caused by Landlord's negligence or willful acts of its employees or agents, Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rent be abated by reason of (i) the installation, use or interruption of the use of any equipment in connection with the furnishing of any of the services to be furnished by Landlord as set forth in this Lease; (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the premises or Building; or (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the premises of Building. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, through or in connection with or incidental to the failure to furnish any such services, unless caused by Landlord's negligence or the willful acts of its employees or agents. Tenant shall not use heat-generating machines or equipment in the premises which affect the temperature otherwise maintained by the HVAC system without the prior written consent of Landlord, and if such equipment is used, Landlord reserves the right to install supplementary air conditioning units in the premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Notwithstanding the foregoing sentence, Landlord accepts the equipment customarily used in the operation of a software development company, including without limitation the equipment as described on Exhibit E.

              (b) Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises, including, without limitation, electronic data processing machines, punch card machines or machines using in excess of 120 volts, which consumes more electricity than is usually furnished or supplied for the use of premises as general office space, as determined by


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Landlord. Notwithstanding the foregoing, attached as Exhibit E is a list of
Tenant's current electronic data processing equipment which Tenant intends to use within the Premises. Landlord agrees that the electrical consumption of such equipment and other equipment customarily used in the operation of a software development company is an acceptable use within a "general office" usage. Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not consume water or electric current in excess of that usually furnished or supplied for the use of premises as general office space (as defined above and Exhibit E attached) without first procuring the written consent of Landlord, which consent shall not be unreasonably withheld, and in the event of consent, Landlord may have installed a water meter or electrical current meter in the premises to measure the amount of water or electric current consumed. The cost of any such meter and of its installation, maintenance and repair shall be paid for by Landlord and Tenant agrees to thereafter pay to Landlord promptly upon demand for all such water and electric current consumed by Tenant in excess of normal usage of the premises as stated above, as shown by said meters, at the rates charged for such services by the local public utility, plus any reasonable additional expense incurred in keeping account of the water and electric current so consumed, not to exceed three percent (3%) of the bill therefor. If a separate meter is not installed, the excess cost for such water and electric current shall be re-established by Landlord from time to time at the public utilities' standard charges thereof.

              (c)    (INTENTIONALLY DELETED)

              (d) Landlord shall maintain the Building in the same manner as other comparable Class A office buildings in the Columbia, Maryland Metropolitan Area, and shall furnish elevator service, lighting replacement for Building standard lights, restroom supplies, exterior window washing, janitor services, and


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such other services in a manner that such services are customarily furnished to comparable Class A office buildings in the Columbia, Maryland Metropolitan Area. At least one elevator shall be in operation at all times, subject to stoppages beyond Landlord's reasonable control. Tenant shall have access to the premises as all times, subject to Landlord's reasonable security requirements and other causes beyond Landlord's reasonable control.

       4. COMPLIANCE WITH LAWS. Tenant covenants and agrees that it will, at its own expense, observe, comply with and execute all Laws and all rules, directions, requirements and recommendations of the local board of fire underwriters and the fire insurance rating organizations having jurisdiction over the area in which the premises are situated, or other bodies or agencies now or hereafter exercising similar functions in the area in which the premises are situated, in any way pertaining to the premises or the use and occupancy thereof. In the event Tenant shall fail or neglect to comply with any Laws or any such rules, directions, requirements or recommendations, Landlord or its agents, upon prior written notice to Tenant and failure of Tenant to cure the same within thirty (30) days (provided that if any such failure or neglect cannot reasonably be cured within such thirty (30) day period, then the time for cure shall be extended so long as Tenant commences the cure within thirty (30) days after notice and continues the cure diligently thereafter until completion), may enter the premises and take all such action and do all such work in or to the premises as may be necessary in order to cause compliance with such Laws, etc., and Tenant covenants and agrees to reimburse Landlord promptly upon demand for the expense incurred by Landlord in taking such action and performing such work, provided such non-compliance was caused by Tenant. Landlord covenants and agrees that throughout the term of the Lease, it will comply with all Laws including the Americans With Disabilities Act (ADA), applicable to the common areas of the Building and parking areas, including the making of any improvements, alterations or modifications required to comply with


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such Laws, unless such improvements, alterations or modifications result directly from Tenant's particular use of the Premises.

       5.     ASSIGNMENT AND SUBLETTING.

              (a) Tenant covenants and agrees not to assign this Lease, in whole or in part, nor sublet the premises, or any part or portion thereof, nor grant any license or concession for all or any part thereof, without the prior written consent of the Landlord in each instance first had and obtained, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant shall have the right, without Landlord's consent, to assign this Lease or sublet all, or any portion of, the premises to an affiliate of Tenant or to any entity into which Tenant is merged or consolidated or to any entity to whom all, or substantially all, of Tenant's assets is sold (collectively, a "Permitted Transferee"), provided Tenant gives Landlord prior written notice thereof. If an assignment or subletting is permitted in accordance with the preceding portion of this paragraph, Tenant shall not be relieved from any liability whatsoever under this Lease, unless its corporate existence is terminated or extinguished as the result of a merger or consolidation, in which event the merged or consolidated successor shall assume all of Tenant's obligations under this Lease. In the event that the amount of the rent or other consideration to be paid to the Tenant by any assignee or sublessee (other than a Permitted Transferee) is greater than the rent required to be paid by the Tenant to the Landlord pursuant to this Lease, Tenant shall pay to Landlord 50% of any such excess as is received by Tenant from such assignee or sublessee (after reimbursement to Tenant of all expenses incurred in connection with such assignment or sublease). Any consent by Landlord to an assignment or subletting of this Lease shall not constitute a waiver of the necessity of such consent as to any subsequent assignment or subletting. An assignment for the benefit of Tenant's creditors or otherwise by operation of law shall not be effective to transfer or assign Tenant's interest under this Lease unless Landlord shall have


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first consented thereto in writing.

              (b) In the event Tenant desires to assign this Lease or to sublease more than ninety percent (90%) of the premises (other than to a Permitted Transferee), Landlord shall have the right and option to terminate this Lease, which right or option shall be exercisable by written notice from Landlord to Tenant within ten (10) days from the date Tenant gives Landlord written notice of its desire to assign or sublease.

       6.     OPERATING COSTS.

              (a) "Operating Costs" are the costs of managing, operating, maintaining, repairing, redecorating, refurbishing and insuring the Building and all common areas and facilities within the parking and other common areas adjacent thereto (including, but not limited to, elevators, stairwells, loading areas, parking areas, pavements and walkways, landscaping, gardening, storm drainage and other utility systems); all janitorial services furnished by Landlord; the cost of utilities for such common areas and facilities; fire protection and security services, if any; traffic control equipment; repairs; parking lot striping; lighting; sanitary control; removal of snow, trash, rubbish, garbage and other refuse; depreciation on or rentals of machinery and equipment used in the maintenance of the common areas of the Building and the common areas adjacent thereto; the cost of personnel to implement such services; all insurance maintained for a comparable Class A office building I the Columbia, Maryland Metropolitan Area kept, or caused to be kept, by Landlord out of or in connection with the ownership of the Building and common areas, including, insurance insuring the same against loss or damage by, or abatement of rental income resulting from, fire and other such hazards, casualties and contingencies, and liability and indemnity insurance; plus Landlord's actual administrative and overhead costs in connection therewith, the amount of which administrative and overhead costs shall not exceed four percent (4%) of the base rents (exclusive of any pass throughs or additional rents) derived by Landlord from the Building. Such


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Operating Costs shall not include the cost of any capital improvements to the
Building as determined under generally accepted accounting principles, the cost of repairing defects in the Building or work which Landlord performs specifically for or at the expense of any tenant of the Building. In addition, the following are excluded as Operating Expenses: (i) costs for investigation, monitoring, abatement, remediation or removal of Hazardous Substances; (ii) costs of utilities for other tenants of the Building, which utilities are not also furnished by Landlord to Tenant; (iii) principal or interest payments on loans secured by mortgages on the Building, or any part thereof; (iv) depreciation or amortization of any improvements; (v) costs of any special service provided to a tenant of the Building which is not provided generally to all tenants of the Building; (vi) costs and expenses incurred in connection with leasing space in the Building including, but not limited to, leasing commissions, advertising and promotional expenses, legal fees for preparation of leases, rents payable with respect to any leasing office, court costs and legal fees incurred to enforce the obligations of tenants under leases of the Building; (vii) costs recoverable by Landlord pursuant to insurance policies;
(viii) costs resulting from defects in design, construction or workmanship of the Building or the materials used in same; (ix) costs due to Landlord's default under this Lease; (x) costs due to negligence of Landlord, its employees, agents, contractors or assigns; (xi) costs incurred in connection with disputes with other tenants; or (xii) if any of Landlord's services are supplied by a related entity of Landlord, the charges for such services shall be excluded to the extent such charges exceed competitive market rates.

              As used herein "Taxes" shall include all taxes assessed against the Building and the aforesaid parking and other common areas adjacent thereto, whether as a result of an increase in the tax rate, or the levy, assessment or imposition of any tax on real estate as such not now levied, assessed or imposed. The foregoing shall apply to increases in real estate taxes assessed against the


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land or Building generally, and not resulting from improvements placed thereon by Tenant subsequent to the Lease commencement. Tenant shall have no liability for any increase associated with the initial tenant improvements, which shall be part of the Base Tax. In the event of any increases in real estate taxes resulting from improvements, alterations or additions made by Tenant subsequent to the Lease commencement, Tenant shall pay the entire amount of said increase directly attributable to improvements to the premises completed by Tenant subsequent to the Lease commencement. Similarly, if other tenants in the Building make improvements which increase the Taxes, Tenant shall have no liability for any such associated tax increase. "Taxes" as used herein shall also include, but not by way of limitation, all paving taxes, special paving taxes, Metropolitan District Charges, and any and all other benefits or assessments which may be levied on the Building or the aforesaid parking and other common areas, including Columbia CPRA assessments, but shall not include any income tax on the income or rent payable hereunder. "Taxes" shall also include all reasonable expenses incurred by Landlord (including attorneys' fees and costs) in contesting any increase in, or applying for any reduction of, a tax assessment (but only to the extent of a resulting reduction in such tax assessment).

              (b) If, during any annual period of the term (i) Operating Costs per rentable square foot in the Building exceed Operating Costs per rentable square foot for the calendar year 2001, or (ii) Taxes per rentable square foot in the Building exceed Taxes per rentable square foot for fiscal year July 1, 2000 - June 30, 2001, Tenant shall pay Landlord, as additional rent, an amount equal to the product obtained by multiplying the number of rentable square feet comprising the premises by such excess Operating Costs or Taxes per rentable square foot. Notwithstanding the foregoing, if, during the Operating Costs base year of 2001, or the Tax base year of July 1, 2000 - June 30, 2001, the Building is less than one hundred percent (100%) occupied or has not been fully assessed for Tax purposes, then in


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either such event, the Operating Costs and/or Taxes base year, whichever is applicable, shall be grossed up as if one hundred percent (100%) of the Building had been occupied during the Operating Costs base year, or as if the Building had been fully assessed for tax purposes during the Taxes base year.

              (c) Landlord shall notify Tenant from time to time of the amount which Landlord estimates will be the amount payable by Tenant in accordance with paragraph (b) above, and Tenant shall pay such amounts to Landlord in equal monthly installments, in advance, on the first day of each month, simultaneously with payments of the rent reserved pursuant to Section 1 hereof. Within sixty (60) calendar days following the end of each annual period of the term, Landlord shall submit to Tenant a statement showing the actual amounts incurred by Landlord as set forth in paragraph (b), the amount theretofore paid by Tenant, and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. In the event any balance may be due by Tenant, Tenant shall pay said balance within thirty (30) days from the date of such statement. In the event Tenant has made any overpayment, such overpayment shall be credited by Landlord against the next installment or installments of rent which are due and payable hereunder, or if the term of this Lease has expired, such overpayment shall be refunded by Landlord to Tenant, without interest, within thirty (30) days after the date of such statement. Each such statement submitted by Landlord shall be final and conclusive between the parties hereto as to the matters therein set forth, if no objection is raised with respect thereto within ninety (90) days after submission of each such statement.

              (d) If Tenant notifies Landlord in writing of an objection to any such annual statement within one hundred twenty (120) days after the date of submission thereof, Tenant shall have the right, upon five (5) days' prior written notice to Landlord, to examine Landlord's books and records with respect to the Operating Costs or Taxes statement to which objection was made. In addition, Tenant shall have the right to review the


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prior year's books and records of Landlord for comparison purposes only, but
Tenant shall not have the right to object to the prior year's statement unless Tenant had filed a timely objection thereto within one hundred twenty (120) days following Landlord's submission of such prior year's statement. In addition, Tenant shall receive the benefit of any refund due to any error discovered and shall be reimbursed for the reasonable costs of such audit (not to exceed One Thousand Five Hundred Dollars ($1,500.00)) if the error exceeds 10% or more of the Operating Costs charged to Tenant for the period examined. Such examination shall take place at Landlord's principal business office within the Baltimore, Maryland Metropolitan Area during Landlord's usual business hours.

              (e) To the extent there is an abatement of or credit against Taxes, resulting from or related to Tenant's occupancy of the premises, Tenant shall receive 100% of the benefit of such abatement or credit. Any such tax abatement or credit shall apply to the next installments of Rent payable by Tenant hereunder until the entire tax credit or abated amount is exhausted.

       7. INCREASE IN LANDLORD'S INSURANCE RATES. Tenant will not do, or suffer to be done, anything in or about the premises, or keep or suffer to be kept, anything in or about the premises which will contravene or affect any policy of insurance against loss by fire or other hazards, including, but not limited to, public liability, now existing or which the Landlord may hereafter place thereon, or which will prevent the Landlord from procuring such policies in companies acceptable to Landlord at standard rates.

       8.     INSURANCE - INDEMNITY.

              (a) Tenant covenants and agrees that from and after the date of delivery of the premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense and in the amounts specified and in the form hereinafter provided, the following types of insurance:

                     (i)    Commercial General Liability. Commercial


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       General Liability Insurance covering the premises and Tenant's use thereof against claims for bodily injury or death and property damage occurring upon, in or about the premises, such insurance to afford protection to the limit of not less than $2,000,000 arising out of any one occurrence. The insurance coverage required under this Section 8(a)(i) shall, in addition, extend to any liability of Tenant arising out of Tenant's indemnities hereinafter provided, as well as Independent Contractors' Liability, Products/Completed Operations Liability, Personal Injury Liability and Contractual Liability. If such insurance contains an annual aggregate limit, the annual aggregate limit may not be diminished by claims occurring at locations other than the premises.

                     (ii) Tenant's Personal Property. Landlord has no insurable interest in Tenant's trade fixtures and personal property and, therefore, Tenant shall only be responsible for maintenance of any and all casualty insurance protection for such personalty.

                     (iii) Worker's Compensation. Worker's Compensation insurance covering Tenant's employees for statutory benefits payable in the state in which the premises are located and including employer's liability insurance with limits of not less than One Hundred Thousand Dollars ($100,000.00) per accident, Five Hundred Thousand Dollars ($500,000.00) per employee for disease, and One Hundred Thousand Dollars ($100,000.00) as a policy limit for disease.

              (b) All policies of insurance to be provided by Tenant shall be issued in form reasonably acceptable to Landlord by insurance companies with general policyholder's rating of not less than A:XI as rated in the most current available "Best's" Insurance Reports, and qualified to do business in the state in which the premises are located. Other than Worker's Compensation and insurance on Tenant's personalty, each such policy shall name Landlord as an additional insured and Tenant as the insured, as


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their respective interests may appear. Executed copies of each such policy of insurance or a certificate evidencing such coverage shall be delivered to Landlord within ten (10) days after the earlier of the commencement of the Lease term or the delivery of possession of the premises to Tenant and thereafter at least fifteen (15) days prior to the expiration of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All such policies of insurance shall contain a provision that the company writing said policy will give to Landlord at least fifteen (15) days' notice in writing in advance of any cancellations, or lapse, or the effective date of any reduction in the amounts of insurance. In the event Tenant shall fail to promptly furnish any insurance herein required, within ten (10) days after written notice from Landlord, Landlord may effect the same and Tenant shall promptly reimburse Landlord upon demand, as additional rent, the premium so paid by Landlord. If, upon Tenant's failure, rather than purchase separate insurance coverage, Landlord chooses to include Tenant's coverage under Landlord's insurance policies, then Tenant shall promptly reimburse Landlord upon demand, as additional rent, the increase in Landlord's premium resulting therefrom. All such public liability, property damage and other casualty policies shall be written as primary policies which do not contribute to and are not in excess of coverage which Landlord may carry. Any insurance provided for may be affected by a policy or policies of blanket insurance, covering additional items or locations; provided, however, that (i) Landlord shall be named as an additional insured thereunder, as its interests may appear; (ii) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance; and (iii) the requirements set forth herein are otherwise satisfied. The parties release each other and their respective authorized representatives from any claims for damage to any person or to the Building or the Premises or to the personal property of


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either party that are caused by or result from risks (i) insured against under any all risk or fire insurance policies carried by either of the parties; or
(ii) that could be insured against by either party, including, but not limited to, insurance covering Tenant's personal property whether or not Tenant carries such insurance. Each party to the extent possible shall obtain, for each policy of insurance, provisions permitting waiver of any claims against the other party for loss or damage within the scope of the insurance. To the extent permitted by such policies, each party, for itself and its insurer, waives all such insured claims against the other party..

              (c) Tenant shall, and does hereby, indemnify and hold harmless Landlord, from and against any and all liabilities, fines, claims, damages and actions, costs and expenses of any kind or nature (including reasonable attorneys' fees) and of anyone whatsoever (i) arising from the negligent act or omission of Tenant, its agents, servants or employees; (ii) due to or arising out of any mechanic's lien filed against the premises, the Building, or any part thereof, for labor performed or for materials furnished to Tenant, or (iii) due to or arising out of any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed or performed, unless such damage or injury shall be occasioned by the negligence or willful act or omission of the Landlord, in which event, Landlord shall indemnify and hold harmless Tenant to the extent of such negligence or willful act or omission, including reasonable attorney's fees. Notwithstanding the foregoing, the parties hereto shall at all times remain liable for, and indemnify and hold harmless the other party against, any damage or injury arising from perils against which the indemnifying party is required by this Lease to insure, regardless of the negligence or willful acts or omissions of others.

              (d)    Throughout the term of this Lease, Landlord shall maintain:
(1) comprehensive general liability insurance covering the Building with a combined single limit for bodily injury and property damage of not less than $2,000,000, and (2) casualty insurance covering the Building and all Landlord's machinery, equipment and other personal property used in connection with the Building (but not the personal property of Tenant or any other tenant of the Building) insuring against the perils covered by fire and extended coverage insurance, in an amount not less than the then current replacement value of the Building.

              (e) Except for claims arising from the negligence of Tenant, its agents, servants, invitees or employees, Landlord covenants to defend, indemnify, and save Tenant harmless from any and all claims for liability arising from the negligent act or omission of Landlord, its agents, servants or employees, with respect to any construction, repairs, or other work or activity done or performed by Landlord, its agents, servants, or employees in, or about the Premises before or during the Term, including all of Tenant's costs, expenses and reasonable counsel fees in connection with any such claim. This indemnification by Landlord shall survive the termination or expiration of this Lease.

       9. ALTERATIONS. Tenant shall not make any alterations to the premises, or any part thereof, without the prior written consent of Landlord in each instance first had and obtained, which consent shall not be unreasonably withheld, conditioned or delayed so long as the proposed alteration is not structural in nature. If Tenant shall desire to make such alterations, plans for the same shall first be submitted to and approved by Landlord, and all work and installations shall be performed by Tenant at its own expense in accordance with approved plans. Tenant agrees that all such work shall be done in a good and workmanlike manner, that the structural integrity of the Building shall not be impaired, and that no liens shall attach to the premises by reason thereof. Tenant agrees to obtain, at Tenant's expense, all permits required for such alterations.

       10. OWNERSHIP OF ALTERATIONS. Unless Landlord shall elect that all or part of any alteration made by Tenant to the premises

(including any alteration consented to by Landlord pursuant to paragraph 9 hereof) shall remain on the premises after the termination of this Lease, the premises shall be restored to their original condition by Tenant before the expiration of this Lease at Tenant's sole expense. Tenant shall not, however, have any responsibility to remove any improvements constructed by Landlord as part of the original fit out of the premises for Tenant. Notwithstanding anything herein to the contrary, Landlord shall advise Tenant if Tenant so requests, at the time Landlord approves any alterations to be made by Tenant ("Approved Alterations") whether or not Tenant will be required to remove such Approved Alterations at the expiration of lease term or any earlier termination thereof. Any alterations, improvements, betterments or mechanical equipment, including but not limited to, heating and air conditioning systems, but excluding trade fixtures and other personalty of Tenant used in the operation of Tenant's business, shall become the property of Landlord as soon as they are affixed to the premises, and all right, title and interest thereof of Tenant shall immediately cease, unless otherwise agreed to in writing by Landlord. Tenant shall promptly pay any franchise, minor privilege or other tax or assessment resulting directly or indirectly from any alterations or improvements made by Tenant to the premises subsequent to the initial improvements constructed by Landlord. Tenant shall repair promptly, at its own expense, any damage to the premises or Building caused by Tenant or its agents or contractors bringing into the premises any property for Tenant's use, or by the installation or removal of such property, regardless of fault or by whom such damage shall be caused.

       11.    REPAIRS AND MAINTENANCE.

              (a) Throughout the lease term or any extension thereof, Landlord shall maintain the Building and the real property upon which it is located in substantially the same condition as other comparable Class A office buildings in the Columbia, Maryland Metropolitan Area. Landlord shall make such repairs as are necessary for the safety or preservation of the

Building or as required by local or state laws or regulations. Landlord agrees to make all necessary repairs to keep the premises and appurtenances thereto in reasonably good order and condition. Except as expressly provided in this Lease and in Exhibit B, Landlord shall be under no liability, nor have any obligation to do any work or make any other repairs in or to the premises, and any work which may be necessary to outfit the premises for Tenant's occupancy or for the operation of Tenant's business therein which is not identified on Exhibit B is the sole responsibility of Tenant and shall be performed by Tenant at its own cost and expense.

              (b) Tenant shall, except for services furnished by Landlord pursuant to Section 3 hereof and for other obligations of Landlord under this Lease, take good care of the Premises, fixtures and appurtenances, and shall suffer no waste or injury to the Premises.

              (c) Except as set forth in paragraph 8(b) hereof, Tenant shall be responsible for all repairs and alterations in and to the premises and Building and the facilities and systems thereof, the need for which arises out of (i) Tenant's negligent use or occupancy of the premises (except for repairs or alterations required to be made by Landlord pursuant to this Lease); (ii) the installation or removal of Tenant's property in the premises; (iii) the moving of Tenant's property into or out of the Building; or (iv) any act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

              (d) If Tenant fails to maintain the premises in accordance with paragraphs (b) and (c) of this Section 11, Landlord may give Tenant notice to do such acts as are reasonably required to so maintain the premises. If Tenant fails to promptly commence such work within fifteen days after written notice from Landlord and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand, with interest from the date of such work, at a rate equal to four percentage (4%) points above the prime commercial rate of interest then being charged by Allfirst Bank. Except for Landlord's negligence or willful acts, Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the premises by Tenant as a result of performing any such work.

              (e) Tenant shall not place a load upon any floor of the premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord's structural engineer. Landlord reserves the right to consult with its structural engineer if necessary, in Landlord's reasonable opinion, to resolve any questions concerning this matter, in which event the determination of the engineer shall be conclusive. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to interfere with other Building tenants. Landlord hereby confirms that the installation or usage of Tenant's personalty, as listed on Exhibit E, does not violate the load restrictions provisions hereof.

              (f) Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Building or the premises. Landlord shall, nevertheless, use reasonable efforts to minimize any interference with Tenant's business in the premises.

              (g) Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the premises, but Tenant assumes no liability for its failure to provide such notice.

              (h) Upon the expiration or earlier termination of this Lease, Tenant shall return the premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear and damage by casualty. Any damage to the premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment shall be repaired by Tenant at Tenant's expense. Landlord shall bill Tenant, as promptly as is practicable, for the costs of any cleanup and/or repairs to the premises necessitated by Tenant's use and occupancy thereof (normal wear and tear and damage by casualty excepted) and such costs shall constitute additional rental due and payable hereunder notwithstanding any expiration or termination of this Lease.

       12.    DEFAULT.

              (a)    Any of the following events shall constitute a default by
Tenant:

                     (i) If the rent (basic or additional) shall be in arrears, in whole or in part for more than five (5) days after written notice from Landlord; or

                     (ii) If Tenant shall have failed to perform or comply with any other term, condition, or covenant of this Lease on its part to be performed or complied with, for a period of fifteen (15) days after notice of such failure from Landlord; except that in the event Tenant is unable to complete the cure within the fifteen (15) day period, the cure period shall be extended if Tenant has commenced the cure within said fifteen (15) days and is diligently pursuing the cure; or

                     (iii) If there shall occur an Act of Bankruptcy, as defined in Section 38 hereof; or

                     (iv) If Tenant's leasehold interest under this Lease is sold under execution, attachment or decree of court to satisfy any debt of Tenant, or if any lien (including a mechanic's lien) is filed against Tenant's leasehold interest and is not discharged or bonded off within thirty (30) days thereafter.

              (b) In the event of default as defined in paragraph (a) hereof, Landlord, in addition to any and all legal and equitable remedies it may have, shall have the following remedies:

                     (i) To distrain for any rent, or additional rent, in default, provided that such distraint shall be subordinate to any prior lien of Tenant's lender or supplier; or

                     (ii) At any time after default, without notice, to declare this Lease terminated and enter the premises with or without legal process; and in such event Landlord shall have the benefit of all provisions of law now or hereafter in force respecting the speedy recovery of possession from Tenant's holding over or proceedings in forcible entry and detainer, and Tenant waives any and all provisions for notice under such laws.

              Notwithstanding such re-entry and/or termination, Tenant shall immediately be liable to Landlord for the sum of the following: (a) all rent and additional rent then in arrears, without apportionment to the termination date;
(b) all other liabilities of Tenant and damages sustained by Landlord as a result of Tenant's default, including, but not limited to, the reasonable costs of reletting the premises and any broker's commissions payable as a result thereof; (c) all of Landlord's costs and expenses (including reasonable counsel fees) in connection with such default and recovery of possession; (d) the difference between the rent reserved under this Lease for the balance of the term and the fair rental value of the premises for the balance of the term to be determined as of the date of re-entry; or at Landlord's option in lieu thereof, Tenant shall pay the amount of the rent and additional rent reserved under this Lease at the times herein stipulated for payment of rent and additional rent for the balance of the term, less any amount received by Landlord during such period from others to whom the premises may be rented on such terms and conditions and at such rentals as Landlord, in its reasonable discretion, shall deem proper; and (e) any other damages recoverable by law. In the event Landlord brings any action against Tenant to enforce compliance by Tenant with any covenant or condition of this Lease, including the covenant to pay rent, and it is judicially determined that Tenant has defaulted in performing or complying with any such covenant or condition, then and in such event, Tenant shall pay to Landlord all costs and expenses incurred by Landlord in bringing and prosecuting such action against Tenant, including Landlord's reasonable attorney's fees. Landlord shall use commercially reasonable efforts to mitigate any damage resulting from a default by Tenant under this Lease.

              (c) In the event Tenant fails to pay Landlord any rental payment or other charge due hereunder within five (5) days from the date on which any such payment was due, Landlord may, at its option, charge Tenant a late charge equal to five percent (5%) of the rental payment or other such charge, which late charge shall be collectible as additional rent and shall be payable by Tenant to Landlord within five (5) days after written notice from Landlord to Tenant assessing the same. Notwithstanding the foregoing, Landlord hereby agrees to waive the late fee for the first instance of delinquency during the Lease term, including any renewal thereof.

       13.    DAMAGE OR DESTRUCTION.

              (a) If, during the Lease term, the premises are damaged by fire or other casualty (the "Listed Causes"), but not to the extent that Tenant is prevented from carrying on business in the premises, Landlord shall promptly cause such damage to be repaired, including Landlord's initial fit-up as set forth in Exhibit B and any alterations or improvements to the premises which were approved by Landlord pursuant to Section 10 hereof and became the property of Landlord as therein set forth; if such damage renders a substantial portion of the premises untenantable (i.e. 25% or more of the premises), the rent reserved hereunder shall be reduced during the period of its untenantability proportionately to the amount by which the area so rendered untenantable bears to the entire gross rentable area of the premises, and such reduction shall be apportioned from the date of the casualty to the date when the premises are rendered fully tenantable. Notwithstanding the foregoing, if Tenant cannot reasonably use the undamaged portion of the premises for the operation of its business, Tenant shall be entitled to a full abatement of all Rent, basic and additional, during the period from the date of casualty to the date the premises has been substantially restored and is again capable of being used for Tenant's purposes. Notwithstanding anything contained herein to the contrary, in the event such fire or other casualty damages or destroys any of Tenant's trade fixtures or personalty, Tenant shall cause the same to be repaired or restored at Tenant's sole cost and expense and Landlord shall have no liability for the restoration or repair thereof.

              (b) If, during the Lease term, more than 25% of the premises or a substantial portion of the Building are rendered wholly untenantable as the result of any of the Listed Causes, Landlord shall have the option either to restore the premises to their condition immediately prior to the casualty or to terminate this Lease, such option shall be exercised by Landlord by written notice to Tenant within thirty (30) days after the fire, accident or casualty. In the event of such termination, the rent reserved hereunder shall be adjusted as of the date of the fire, accident or casualty. If Landlord elects to restore the premises, such restoration shall be completed as promptly as reasonably possible and the rent reserved hereunder shall abate until the premises are again rendered tenantable.

              (c) Notwithstanding the provisions of Section 13 (a) and (b) above, if the premises are destroyed or damaged by any of the Listed Causes to such an extent that Tenant is prevented from carrying on the normal operation of its business ("Major Casualty") and Landlord is unable to either (i) remedy the problem by providing substitute space within the project substantially equal to the premises as it existed prior to the damage or destruction, or (ii) Landlord does not restore the premises to substantially the condition existing within one hundred eighty (180) days from the date of the damage or destruction, then Tenant shall each have the option to terminate the Lease by written notice to Landlord given after the expiration of such one hundred eighty (180) day period, so long as such notice is given prior to Landlord's substantial restoration of the premises. Notwithstanding the foregoing, in the event of such a Major Casualty, Landlord shall provide Tenant, within thirty (30) days of the date of such Major Casualty its anticipated schedule for restoring the premises. In the event such schedule reflects that the premises cannot reasonably be restored within one hundred eighty (180) days of the date of the Major Casualty and Landlord is unable to supply substantially equal substitute space as set forth above, Tenant shall have the right to terminate the Lease by so notifying Landlord, in writing, within fifteen (15) days of Tenant's receipt of Landlord's notice and restoration schedule. In the event Tenant does not exercise its option to terminate as provided herein (and in the further event that Landlord does not exercise its right to terminate the Lease in accordance with paragraph (b) of this Section 13), Landlord shall diligently pursue restoration of the premises and this Lease shall remain in full force and effect but with rent and additional rent abating during the period of restoration.

       14.    POSSESSION.

              (a) In case this Lease provides for a specifically designated commencement date, and if possession of the premises, in whole or in part, cannot be given to Tenant on or before such commencement date, Landlord agrees to abate the rent proportionately until possession is given to Tenant, and Tenant agrees to accept such pro rata abatement as liquidated damages for the failure to obtain possession on the commencement date herein specified. The parties hereto covenant and agree that if the term of this Lease commences on a date other than the date herein specified, they will, upon the request of either of them, execute an agreement in recordable form setting forth the new commencement and termination dates of the Lease term. Tenant covenants and agrees that, except as hereinafter set forth, Landlord shall incur no liability for failure to deliver possession of the premises to Tenant on the date herein specified.

              (b)    Notwithstanding any of the foregoing provisions of this
Section 14, if Landlord does not substantially complete Landlord's Work as set forth in Exhibit B by August 1, 2000, Tenant shall receive a rent credit of two
(2) days of free base rent for every day after August 1, 2000 until Landlord's Work is substantially completed. The foregoing rent credit shall be in addition to the two (2) months free base rent set forth in Section 1 hereof. Further, in the event Landlord's Work is not substantially completed by October 31, 2000, Tenant shall have the right to terminate this Lease by written notice thereof to Landlord given after October 31, 2000, so long as such notice is given prior to substantial completion of Landlord's Work. The remedies provided Tenant herein shall be the sole remedies for Landlord's failure or delay in completion of Landlord's Work, and Landlord shall not be liable in damages for such failure or delay except to the extent herein provided.

       15.    EXTERIOR OF PREMISES - SIGNS.

              (a) Tenant covenants and agrees that, except as hereinafter set forth, it will not place or permit any window display, sign, billboard, marquee, lights, awning, poles, placard, advertising matter, or other thing of any kind, in or about the exterior of the premises or the Building (including without limitation any displays on or in any motor vehicles used by Tenant, its employees, agents and servants), nor paint or make any change in, to or on the exterior of said premises to change the uniform architecture, paint or appearance of the Building, without in each such instance obtaining the prior written consent of Landlord and, if applicable, of any owners' association or similar entity which may govern the use of Columbia Corporate Park. In the event such consent is given, Tenant agrees to pay any minor privilege or other tax arising as a result of any such installation immediately when due. Tenant shall obtain, at Tenant's expense, all permits required for such installation. Tenant further agrees to maintain any sign, billboard, marquee, awning, decoration, placard, or advertising matter or other thing of any kind as may be approved by Landlord in good condition and repair at all times.

              (b) Tenant further covenants and agrees that, except as hereinafter set forth, not to pile or place anything on the sidewalk, parking lot or other exterior portion of the premises or Building in the front, rear or sides of the building, nor block any sidewalk, parking lot or other exterior portion of the premises or Building, nor do anything that directly or indirectly will interfere with any of the rights of ingress or egress or of light from any other tenant, nor do anything which will, in any way, change the uniform and general design of the Building or the Property.

              (c) Tenant shall have the exclusive right to place a sign on the exterior of the Building. Before erecting said sign, Tenant shall deliver a sign plan to Landlord, for Landlord's approval, which approval shall not be unreasonably withheld, showing the exact location, size, color and style of the sign. In addition, Tenant shall have the non-exclusive right to signage on any exterior building monument or other signage which Landlord elects to construct, such signage to also be subject to Landlord's prior written approval. The cost of all signage, which Tenant is permitted to install pursuant to this subparagraph, shall be paid by Tenant, and Tenant shall comply with all Laws in connection therewith.

       16. EXPANSION BY TENANT. Landlord hereby grants Tenant the right of first offer to lease space in the Building as such space becomes available ("Expansion Space") under the following terms and conditions: If such Expansion Space is available for lease, Landlord shall give Tenant notice of availability ("Landlord's Notice") offering to lease Tenant the Expansion Space under the same terms and conditions set forth herein except that the base rental shall be at the then current market rate being leased by Landlord for other comparable space within Columbia Corporate Park, and the term of the Lease for the Expansion Space shall be coterminous with the term of this Lease. If Tenant elects to lease the Expansion Space, Tenant shall give Landlord written notice thereof within fifteen (15) days after Landlord's Notice; if Tenant does not give Landlord such notice within fifteen (15) days after Landlord's Notice, Landlord shall be free to lease the Expansion Space to any third party under such terms and conditions and at such rentals as Landlord and the third party may agree. Notwithstanding any of the foregoing provisions hereof, Tenant's right of first offer with respect to Expansion Space shall only be applicable if, at the time the Expansion Space becomes available for lease, the term of this Lease (including any renewal term or terms previously exercised by Tenant) has at least three (3) years remaining.

       17. FOR RENT/SALE SIGNS. Landlord shall have the right to place a "For Rent" sign on any portion of said premises for six (6) months prior to termination of this Lease and to place a "For Sale" sign thereon at any time. During such six-month period, Landlord, upon prior notice to Tenant, may show the premises and all parts thereof to prospective tenants between the hours of 9:00 A.M. and 5:00 P.M. on any day except Saturday, Sunday or any legal holiday on which Tenant shall not be open for business, provided such access does not unreasonably interfere with Tenant's normal business operations within the premises.

       18. WATER AND OTHER DAMAGE. Landlord shall not be liable for, and Landlord is hereby released and relieved from, all claims and demands of any kind by reason of or resulting from damage or injury to person or property of Tenant or any other party, directly or indirectly caused by (a) dampness, water, rain or snow, in any part of the premises or in any part of any other property of Landlord or of others, and/or (b) falling plaster, steam, gas, electricity, or any leak or break in any part of the premises or from any pipes, appliances or plumbing or from sewers or the street or subsurface or from any other place or any part of any other property of Landlord or of others or in the pipes of the plumbing or heating facilities thereof, no matter how caused, unless caused by Landlord's negligence or willful misconduct.

       19. RIGHT OF ENTRY. Landlord and its agents, servants, employees, including any builder or contractor employed by Landlord, shall have the absolute and unconditional right, license and permission, at any and all reasonable times upon reasonable advance notice (except in the case of an emergency), to enter and inspect the premises or any part thereof, and at the option of Landlord, to make such reasonable repairs and/or changes in the premises as Landlord may deem necessary or proper and/or to enforce and carry out any provision of this Lease, provided such entry does not unreasonably interfere with Tenant's normal business operations in the premises.

       20. TERMINATION OF TERM. It is agreed that the term of this Lease shall expire and terminate at the end of the original term hereof (or at the expiration of the last renewal term, if this Lease contains a renewal option and the same is properly exercised), without the necessity of any notice by or to any of the parties hereto, unless otherwise provided herein. If Tenant shall occupy the premises after such expiration or termination, it is understood that Tenant shall hold the premises as a tenant from month-to-month, subject to all the other terms and conditions of this Lease, at an amount equal to one hundred fifty percent (150%) times the then current monthly rental installment reserved in this Lease. Landlord shall, upon such expiration or termination of this Lease, be entitled to the benefit of all public general or local laws relating to the speedy recovery of possession of lands and tenements held over by Tenants that may be now in force or may hereafter be enacted.

       21.    CONDEMNATION.

              (a) If, during the term of this Lease, all or a substantial part of the premises shall be taken by police power or under power of eminent domain, this Lease shall terminate as of, and the rent (basic and additional) shall be apportioned to and abate from and after, the date of taking. Tenant shall have no right to participate in any award or damages for such taking and hereby assigns all of its right, title and interest therein to Landlord. For the purposes of this paragraph, "a substantial part of the premises" shall mean such part that the remainder thereof is rendered inadequate for Tenant's business and that such remainder cannot practicably be repaired and improved so as to be rendered adequate to permit Tenant to carry on its business with substantially the same efficiency as before the taking.

              (b) If, during the Lease term, less than a substantial part of the premises (as hereinabove defined) is taken by police power or under power of eminent domain, this Lease shall remain in full force and effect according to its terms; and Tenant shall not have the right to participate in any award or damages for such taking and Tenant hereby assigns all of its right, title and interest in and to the award to Landlord. In such event Landlord shall, at its expense, promptly make such repairs and improvements as shall be necessary to make the remainder of the premises adequate to permit Tenant to carry on its business to substantially the same extent and with substantially the same efficiency as before the taking; provided that in no event shall Landlord be required to expend an amount in excess of the award received by Landlord for such taking. If, as a result of such taking, any part of the premises is rendered permanently unusable, the basic annual rent reserved hereunder shall be reduced in such amount as may be fair and reasonable, which amount shall not exceed the proportion which the area so taken or made unusable bears to the total area which was usable by Tenant prior to the taking. If the taking does not render any part of the premises unusable, there shall be no abatement of rent.

              (c) For purposes of this section, "taking" shall include a negotiated sale or lease and transfer of possession to a condemning authority under bona fide threat of condemnation for public use, and Landlord alone shall have the right to negotiate with the condemning authority and conduct and settle all litigation connected with the condemnation. As hereinabove used, the words "award or damages" shall, in the event of such sale or settlement, include the purchase or settlement price.

              (d) Nothing herein shall be deemed to prevent Tenant from claiming and receiving from the condemning authority, if legally payable, compensation for the taking of Tenant's own tangible property and such amount as may be payable by statute or ordinance toward Tenant's damages for Tenant's loss of business, removal and relocation expenses.

       22. SUBORDINATION. Landlord represents and warrants that the only mortgage or deed of trust lien now encumbering the Building and premises is a Deed of Trust for the benefit of Allfirst Bank (the "Bank"). Pursuant to the provisions of Section 37 below, Landlord shall use best efforts to obtain a Subordination, Attornment and Non-Disturbance Agreement from the Bank in the form attached hereto as Exhibit D (the "Non-Disturbance Agreement"). Provided the Non-Disturbance Agreement is obtained, and further provided any future mortgagee or holder of a deed of trust enters into a similar Non-Disturbance Agreement with Tenant, this Lease shall be subject to and subordinate at all times to the lien of any such mortgage and/or deed of trust now or hereafter to be made, unless the mortgagee or holder of the deed of trust elects to have Tenant's interest hereunder superior to the interest of the mortgagee or holder of such deed of trust. The Tenant agrees to execute any such Non-Disturbance Agreements, subsequent to the execution of this Lease, which are required to effect such subordination. Tenant further hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such instrument for and on behalf of Tenant.

       23. RIGHT TO PERFORM COVENANTS. If either party shall fail to perform any covenant or duty required of it by this Lease or by law and such failure is not cured within thirty (30) days following written notice of default from either party to the other

(provided that if such failure cannot reasonably be fully cured within such thirty (30) day period, then the time for cure shall be extended so long as the defaulting party commences the cure within such thirty (30) day period and continues diligently thereafter until the default is fully cured), then the non-defaulting party shall have the right (but not the obligation) to perform the same, and, in the event of a default by Tenant, if necessary the right of Landlord to enter the premises for such purposes without notice. The reasonable cost thereof to the non-defaulting party shall be deemed payable by the defaulting party upon demand.

       24.    ATTORNMENT.

              (a) If Landlord assigns this Lease or the rents hereunder to a creditor as security for a debt, Tenant shall, after notice of such assignment and upon demand by Landlord or the assignee, pay all sums thereafter becoming due to Landlord hereunder either to Landlord or to such assignee, as required by such notice. Tenant shall also, upon receipt of such notice, have all policies of insurance required hereunder endorsed so as to protect the assignee's interest as it may appear and shall deliver such policies, or certificates thereof, to the assignee.

              (b) In the event the premises are sold at any foreclosure sale or sales, by virtue of any judicial proceedings or otherwise, this Lease shall continue in full force and effect and Tenant agrees, upon request, to attorn to and acknowledge the foreclosure purchaser or purchasers at such sale as the landlord hereunder, subject to the Non-Disturbance Agreement and such assignee's assumption of all of Landlord's obligations hereunder arising or accruing subsequent to the date of ratification of the sale. Notwithstanding any such sale of Landlord's interest under this Lease, Landlord shall remain liable for all obligations of Landlord arising or accruing prior to the ratification of such sale.

       25. NON-WAIVER OF FUTURE ENFORCEMENT. The receipt of rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease, including the provision breached. No failure on the part of Landlord or of the Tenant to enforce any covenant or provision herein contained nor any waiver of any right hereunder by Landlord or Tenant shall discharge or invalidate such covenant or provision or shall affect the right of Landlord or Tenant to enforce the same in the event of any subsequent default. The receipt by Landlord of any rent or any sum of money or any other consideration hereunder paid by Tenant after the termination, in any manner, of the term herein demised, or after the giving by Landlord of any notice hereunder to effect such termination, shall not reinstate, continue or extend the term herein demised, or destroy, or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by Landlord to Tenant prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by Landlord. Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee during the term herein demised shall be deemed to be an acceptance of a surrender of the premises, excepting only an agreement in writing signed by Landlord accepting or agreeing to accept such surrender.

       26. PERSONAL PROPERTY TAXES. Tenant shall be responsible for and shall pay any taxes or assessments levied or assessed during the term of this Lease against personal property or trade fixtures of Tenant of any kind, owned by Tenant or placed in, upon or about the premises by Tenant.

       27. RECORDATION OF LEASE. Each party agrees that it will, upon the other party's request, execute a Memorandum of this Lease in a form suitable for recording under applicable Maryland law. The party recording such Memorandum of Lease shall pay all costs of recordation, including any transfer or recordation taxes thereon.

       28. NOTICES. Any notice required by this Lease shall be sent by certified mail or by a recognized overnight delivery service such as Federal Express with a receipt by addressee to Landlord at Merritt, 2066 Lord Baltimore Drive, Baltimore, Maryland 21244. Any notice required by this Lease shall be sent in the same manner to Tenant at 5457 Twin Knolls Road, Columbia, Maryland 21045 until such time as Tenant takes possession of the premises; thereafter all such notices to Tenant shall be sent to the premises. Either party may, at any time, and from time to time, designate in writing a substitute address for that set forth above, and thereafter all notices to such party shall be sent by certified mail to such substitute address.

       29. WAIVER OF JURY TRIAL. THE LANDLORD AND THE TENANT WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, COUNTERCLAIM, OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER APPLIES TO ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS AND PROCEEDINGS, INCLUDING PARTIES WHO ARE NOT PARTIES TO THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE TENANT AND THE TENANT ACKNOWLEDGES THAT NEITHER THE LANDLORD, NOR ANY PERSON ACTING ON BEHALF OF THE LANDLORD, HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, IN THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF THIS FACT SIGNS ITS INITIALS.

                                          ---------------
                               (initials of party signing for tenant)

       30.    SEVERABILITY.

              (a) It is agreed that, for the purpose of any suit brought or based on this Lease, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained thereon as successive periodic sums shall mature or be due hereunder, and it is further agreed that failure to include in any suit or action any sum or sums then matured or due shall not be a bar to the maintenance of any suit or action for the recovery of said sum or sums so omitted; and Tenant agrees that it will not, in any suit or suits brought or arising under this Lease for a matured sum for which judgment has not previously been obtained or entered, plead, rely on or interpose the defenses of res adjudicata, former recovery, extinguishment, merger, election of remedies or other similar defense as a default to said suit or suits.

              (b) If any term, clause or provision of this Lease is declared invalid by a court of competent jurisdiction, the validity of the remainder of this Lease shall not be affected thereby but shall remain in full force and effect.

       31. NON-WAIVER. It is understood and agreed that nothing herein shall be construed to be a waiver of any of the terms, covenants or conditions herein contained, unless the same shall be in writing, signed by the party to be charged with such waiver, and no waiver of the breach of any covenant herein shall be construed as a waiver of such covenant or any subsequent breach thereof. No mention in this Lease of any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may be otherwise entitled either at law or in equity.

       32.    SUCCESSORS AND ASSIGNS.

              (a) Except as herein provided, this Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns; shall be binding upon Tenant, its successors and assigns (including without limitation any trustee in bankruptcy or debtor-in-possession, and any assignee of the same); and shall inure to the benefit of Tenant, its Permitted Assignees, and only such other assignees of Tenant to whom an assignment by Tenant has been consented to in writing by Landlord. In the event more than one person, firm or corporation is named herein as Tenant, the liability of all parties named herein as Tenant shall be joint and several.

              (b) In the event Landlord's interest under this Lease is transferred or assigned and written notice thereof is given to Tenant, Landlord (or any subsequent assignee or transferee of Landlord's interest under this Lease who gives such notice to Tenant) shall automatically be relieved and released from and after the date of such transfer or conveyance from all liability hereunder; provided the assignee assumes all of the Landlord's obligations under the lease arising or accruing subsequent to such transfer or conveyance. Further, the liability of Landlord, its successors and assigns, under this Lease shall at all times be limited solely to Landlord's interest in the land and improvements comprising the Building and in the event the owner of Landlord's interest in this Lease is at any time an individual, partnership, joint venture or unincorporated association, Tenant agrees that such individual or the members or partners of such partnership, joint venture or unincorporated association shall not be personally or individually liable or responsible for the performance of any of Landlord's obligations hereunder.

       33.    SECURITY DEPOSIT.

              (a) Simultaneously with the execution of this Lease, Tenant has deposited with Landlord a Letter of Credit in the form attached hereto as Exhibit C in the face amount of One Hundred Twenty-Three Thousand Eight Hundred Seventy-Two Dollars Eighty-Five Cents ($123,872.85), as a security deposit for the faithful performance of Tenant's obligations under this Lease. Tenant agrees that Landlord shall have the right, but not the obligation, to draw upon such Letter of Credit to cure or remedy any default by Tenant hereunder, including default in the payment of rent, if any such default is not cured by Tenant within any applicable grace or cure period set forth in this Lease. Said Letter of Credit, if not sooner drawn upon, shall be returned to Tenant within thirty
(30) days after vacating of the premises by Tenant and termination of this Lease (or upon termination of the last renewal term of this Lease if this Lease contains a renewal option and Tenant properly exercises said option), provided that Landlord shall nevertheless have the right to draw upon the Letter of Credit for any damages sustained by Landlord if (i) Tenant is then in default under any of the provisions of this Lease, (ii) there is damage to the premises beyond ordinary wear and tear and the premises have not been left in a clean condition and in good order with all debris, rubbish and trash placed in proper containers, (iii) all keys to the premises have not been returned to the Landlord, and (iv) Tenant's forwarding address has not been left with Landlord. If Landlord draws upon the Letter of Credit and uses all, or any portion, of the proceeds thereto to cure any default by Tenant under this Lease, Tenant agrees to deposit with Landlord, within fifteen (15) days after Landlord's written notice, a cash sum in sufficient amount, which when added to any remaining proceeds from the Letter of Credit, will equal the full principal sum of the security deposit. Landlord shall be entitled to commingle said security deposit with its own funds, and Landlord shall not be required to pay Tenant any interest thereon.

              (b) In addition to the Letter of Credit set forth in Section 33(a) hereof, Tenant shall, within thirty (30) days from the date upon which this Lease was executed, deliver to Landlord a Lease Bond ("Bond") in the form attached hereto as Exhibit C-1, from a surety acceptable to Landlord, which Bond shall be in the face amount of One Million Three Hundred Thousand Dollars ($1,300,000.00). Tenant's failure to deliver an approved form of Bond to Landlord, within thirty (30) days from the date upon which this Lease was executed, shall constitute a default by Tenant hereunder and, among other things, shall entitle Landlord to forthwith draw upon the Letter of Credit referred to in Section 33(a) above and/or take any other action permitted pursuant to Section 12 of this Lease. If the surety under the Bond notifies Landlord that the Bond will be cancelled, as set forth in Exhibit C-1 hereof, and if Tenant does not procure an acceptable replacement Bond in the same face amount, with a surety approved by Landlord, within thirty (30) days following such notice of cancellation, Landlord shall have the right to demand payment by the surety of the full face amount of the Bond, which amount shall then be held by Landlord as an additional cash security deposit under the same terms and conditions set forth in Section 33(a) hereof.

              (c) If, during the first two (2) years of the Lease term, Tenant has not been in default in the performance of any of Tenant's obligations under this Lease, Tenant shall have the right to reduce the total security deposit (Letter of Credit and Bond) to Two Hundred Forty-Seven Thousand Seven Hundred Forty-Five Dollars Seventy Cents ($247,745.70).

              (d) If Tenant has not been in default in the performance of any of Tenant's obligations under this Lease during the entire first forty-two (42) months of the Lease term, Tenant shall further have the right to reduce the total security deposit (Bond or Letter of Credit) to One Hundred Twenty-Three Thousand Eight Hundred Seventy-Two Dollars Eighty-Five Cents ($123,872.85).

              (e) If, in any continuous twelve (12) month period during the Lease term, Tenant maintains a net worth of One Hundred Million Dollars ($100,000,000.00) or more (as evidenced by a CPA certification to Landlord, together with CPA prepared financial statements delivered to Landlord), Tenant's total security deposit shall be reduced to One Hundred Twenty-Three Thousand Eight Hundred Seventy-Two Dollars Eighty-Five Cents ($123,872.85).

              (f) Tenant's total security deposit shall never be reduced below One Hundred Twenty-Three Thousand Eight Hundred Seventy-Two Dollars Eighty-Five Cents ($123,872.85).

       34. NOTICES TO MORTGAGEE. Tenant agrees that a copy of any notice of default from Tenant to Landlord shall also be sent to the holder of any mortgage or deed of trust on the premises, provided Tenant has been given written notice of the fact that such mortgage or deed of trust has been made and the name and address of such mortgagee; and Tenant shall allow said mortgagee or holder of the deed of trust a reasonable time, not to exceed sixty (60) days from the receipt of said notice, to cure, or cause to be cured, any such default.

       35. ESTOPPEL CERTIFICATE. Each party shall, at any time and from time to time during the term of this Lease or any renewal thereof, upon request of the other party, execute, acknowledge, and deliver to the other party (or its designee) a statement in writing, certifying that this Lease is unmodified and in full force and effect if such is the fact (or if there have been any modifications thereof, that the same is in full force as modified and stating the modifications) and the dates to which the rents and other charges have been paid in advance, if any. Any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the estate of Landlord or by the mortgagee or any assignee of any mortgagee or the trustee or beneficiary of any deed of trust constituting a lien on the premises or the Building or any purchaser, investor or lender of Tenant.

       36.    BANKRUPTCY.

              (a)    An "Act of Bankruptcy" shall mean:

                     (i) the application by Tenant or any guarantor of Tenant or its or their consent to the appointment of a receiver, trustee or liquidator of Tenant or any guarantor of Tenant or a substantial part of its or their assets;

                     (ii) the filing of a voluntary petition in bankruptcy or the admission in writing by Tenant or any guarantor of Tenant of its inability to pay its debts as they become due;

                     (iii) the making by Tenant or any guarantor of Tenant of an assignment for the benefit of its creditors;

                     (iv) the filing of a petition or an answer seeking a reorganization or an arrangement with its creditors or an attempt to take advantage of any insolvency law;

                     (v) the filing of an answer admitting the material allegations of a petition filed against Tenant or any guarantor of Tenant in any bankruptcy, reorganization or insolvency proceeding;

                     (vi) the entering of an order, judgment or decree by any court of competent jurisdiction adjudicating Tenant or any guarantor of Tenant, as a bankrupt or an insolvent, approving a petition seeking such a reorganization, or appointing a receiver, trustee or liquidator of Tenant or any guarantor of Tenant or of all or a substantial part of its or their assets; or

                     (vii) the commencing of any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, and the continuation of such order, judgment, decree or proceeding unstayed for a period of sixty (60) days.

              (b) Upon the occurrence of an Act of Bankruptcy, this Lease and all rights of Tenant hereunder shall automatically terminate with the same force and effect as if the date of any such event were the date stated herein for the expiration of the term, and Tenant shall vacate and surrender the premises, but shall remain liable as herein provided. Landlord reserves any and all remedies provided herein or at law or in equity.

              (c) If this Lease is not terminated in accordance with subsection (b) above because such termination is not permitted under the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), then upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed, agree:

                     (i) To perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court;

                     (ii) To pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the premises an amount equal to all basic rent and all additional rent reserved hereunder;

                     (iii) To reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within thirty (30) days of the filing of a petition under any other Chapter;

                     (iv) To give Landlord at least forty-five (45) days prior written notice of any proceeding relating to any assumption of this Lease;

                     (v) To give Landlord at least thirty (30) days prior written notice of any abandonment of the premises, any such abandonment to be deemed conclusively a rejection of this Lease;

                     (vi) To be deemed conclusively to have rejected this Lease in the event of the failure to comply with any of the above; and

                     (vii) To be deemed to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

              (d) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord hereunder, whether or not expressly denominated as rent, shall constitute "rent" for the purposes of
Section 502(b)(7) of the Bankruptcy Code, including, without limitation, reasonable attorney's fees incurred by Landlord by reason of Tenant's bankruptcy.

              (e) In the event that this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not directly paid or delivered to Landlord shall be held in trust for the benefit of Landlord by the recipient thereof and be promptly paid to or turned over to Landlord. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, the notice of such proposed assignment setting forth
(i) the name and address of such person; (ii) all of the terms and conditions of such offer; and (iii) adequate assurance to be provided to Landlord to assure such assignee's future performance under the Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, or any such successor or substitute legislation or rule thereto, shall be given to landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

              (f) Nothing contained in this Section 35 shall be deemed in any manner to limited Landlord's rights and remedies under the Bankruptcy Code, as presently existing or as may hereafter be amended.

              (g) No default under this Lease by Tenant, either prior to or subsequent to any Act of Bankruptcy, shall be deemed to have been waived unless expressly done so in writing by Landlord.

              (h) Neither Tenant's interest in this Lease, nor any estate created hereby in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided by the Bankruptcy Code.

       37. LENDER'S APPROVAL. Landlord agrees to use its best efforts to procure a Non-Disturbance Agreement for Tenant in the form attached hereto as Exhibit D, provided such best efforts will not require Landlord to expend any sums or to agree to any modifications of its loan documents which are more onerous to Landlord than the present loan documents. This Lease and the obligations of the parties hereunder are contingent upon Landlord's procuring such Non-Disturbance Agreement within thirty (30) days after this Lease is fully executed. If Landlord is unable to procure the Non-Disturbance Agreement for Tenant within such thirty (30) day period, Tenant shall have the right to terminate this Lease by written notice thereof to Landlord, in which event Landlord shall have no liability to Tenant except to return Tenant's security deposit.

       38. BROKER'S COMMISSION. Tenant and Landlord warrant that they have dealt with no broker in connection with this Lease except CB Richard Ellis (the "Broker"), and the parties agree to indemnify and save the other harmless from all claims, actions, damages, costs and expenses and liability whatsoever, including reasonable attorney's fees, that may arise from any breach of this warranty. In the event Tenant takes possession of the premises and commences payment of rent, Landlord agrees to pay a commission to the Broker in accordance with a separate agreement between Landlord and the Broker.

       39. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations attached hereto as Exhibit E, and with any reasonable amendments or modifications thereto that Landlord shall, from time to time, promulgate with respect to the Building. Any such amendments or modifications to the rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants. Landlord agrees to enforce the rules and regulations in a non-discriminatory manner.

       40. RENEWAL OPTIONS. Landlord hereby grants Tenant the right and option to renew this Lease for two (2) successive periods of five (5) years each so long as Tenant is not in default hereunder beyond any applicable cure period and provided Tenant gives Landlord written notice of its election to renew not later than two hundred ten (210) days prior to the expiration of the then current Lease term. If such notice is given in a timely manner and if Tenant is not in default hereunder beyond any applicable grace or cure period, the term of this Lease shall be extended for the renewal term so elected under the same terms and conditions herein set forth except that the base rental for such renewal term shall be at "market rate" (which is hereby defined as the same rental rate for which comparable premises within comparable buildings in the Metropolitan Columbia Market Area are then being leased), provided that in no event shall the rental during the renewal term (i) be less than the annual rental during the last year of the preceding Lease term (the "minimum rental") or (ii) more than a five percent (5%) annual increase during each year of the renewal term over the annual base rental during the preceding Lease year (the "maximum rental"). If the parties are unable to agree upon market rate within thirty (30) days following Tenant's notice electing to exercise its option to renew, market rate shall be determined by arbitration by a three (3) broker panel consisting of one (1) broker appointed by Landlord, one (1) broker appointed by Tenant and the remaining broker appointed by the two (2) brokers so appointed. If the three (3) brokers are unable to agree upon market rate, each broker shall make his or her own determination of market rate and the average of the three (3) determinations shall govern for purposes of determining market rate hereunder. Notwithstanding the foregoing, unless otherwise agreed to by the parties in a written amendment to this Lease, the base rentals during the renewal term in question shall never be less than the minimum rentals nor more than the maximum rentals hereinabove specified.

       41. PARKING. Landlord agrees, throughout the term, to provide free, surface, unreserved parking within the parking lot adjacent to the Building in a ratio of not less than four (4) automobile spaces for each one thousand (1,000) square feet of leasable area within the Building. Such parking spaces shall be for the non-exclusive use of all tenants of the Building and their respective officers, agents, employees and invitees; provided that Landlord will provide five (5) reserved parking spaces for Tenant at a location mutually agreeable to Landlord and Tenant, which five (5) spaces shall be marked by Landlord as being "Reserved for Sequoia Software Corporation." Landlord shall have no obligation to police such reserved spaces or to otherwise take any action in the event such spaces are used by unauthorized vehicles. Notwithstanding the foregoing, Tenant shall have the right to post notice that it intends to tow unauthorized vehicles parking in its reserved spaces and may, thereafter have such unauthorized vehicles towed from its reserved space at the expense of the violator. Tenant hereby indemnifies and saves Landlord harmless from all claims, demands, actions and liabilities, including reasonable attorneys' fees, incurred by Landlord as the result of Tenant's causing any vehicles to be towed from such reserved spaces.

       42. STORAGE. Landlord has advised Tenant that certain storage space may be available for lease by Tenant within the lower level of the Building known as Columbia Corporate Park III. In the event Tenant desires to lease such storage space, provided the same is then available for lease and has not been built-out by Landlord (it being understood that such space if leased by Tenant shall be in shell condition only), Tenant shall have the right to lease the same at a rental of Eight Dollars Fifty Cents ($8.50) per rentable square foot. In the event Tenant elects to lease such storage space, the parties shall enter into an amendment to this Lease to so provide.

       43. SATELLITE ANTENNA. Tenant shall be permitted to install a satellite dish or other telecommunications equipment on the roof of the Building at Tenant's expense in a location and size reasonably acceptable to Landlord. Tenant shall not commence installation thereof until Landlord has granted written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall comply with all Laws in connection with the installation, maintenance and removal of the satellite dish and Tenant shall repair any damage to the Building caused by the installation, maintenance or removal thereof.

       44. RENTAL ALLOWANCE. Landlord agrees to pay Tenant a credit (which shall be in addition to all other credits provided Tenant under this Lease) equal to Ten Cents ($0.10) per rentable square foot of space leased by Tenant, which sum shall be applied by Tenant toward its cost of interior design and space planning. Payment of such credit shall be made by Landlord to Tenant within fifteen (15) days of Tenant's submittal to Landlord of invoices received from its contractor(s) for services rendered for such interior design and space planning.

       45. CAPTIONS. The captions of the various sections of this Lease are for convenience only and are not a part of this Lease. Such captions shall not be construed to define or limit any of the provisions of this Lease.

       46. FINAL AND ENTIRE AGREEMENT. This Lease contains the final and entire agreement between the parties hereto, and neither they nor their agents shall be bound by any terms, conditions or representations not herein written.

       47. TENANT REPRESENTATIVE. The name, address and telephone number of Tenant's representative to be contacted in event of emergency are as follows:

________________________________________.

       48. QUIET ENJOYMENT. Upon payment of basic Rent and additional Rent and performance by Tenant of all covenants on Tenant's part to perform under this Lease, Tenant shall have and hold the Premises, free from any interference from Landlord or any party claiming through Landlord, subject to all of the terms and provisions of this Lease.

              WITNESS the hands and seals of the parties hereto as of the day and year first above written.

WITNESS:                           MERRITT-CCP V, LLC

                                   By:  The Merritt Operations
                                        Corporation, Agent

                                   By: /s/ SCOTT W          (SEAL)
---------------------------           ----------------------
                                             LANDLORD

                                   SEQUOIA SOFTWARE CORPORATION

                                   By: /s/ MARC RUBIN       (SEAL)
---------------------------           ----------------------
                                              TENANT

                                              ADDITIONS/DELETIONS-MARCH 14, 2000

                             COLUMBIA CORPORATE PARK

                                  OFFICE LEASE

                                 BY AND BETWEEN

                        MERRITT-CCP V, LLC, LANDLORD AND

                      SEQUOIA SOFTWARE CORPORATION, TENANT

1.  RENTAL.....................................................................1

2.  USE........................................................................3

3.  SERVICES AND UTILITIES.....................................................4

4.  COMPLIANCE WITH LAWS.......................................................7

5.  ASSIGNMENT AND SUBLETTING..................................................8

6.  OPERATING COSTS............................................................9

7.  INCREASE IN LANDLORD'S INSURANCE RATES....................................13

8.  INSURANCE - INDEMNITY.....................................................13

9.  ALTERATIONS...............................................................17

10. OWNERSHIP OF ALTERATIONS..................................................17

11. REPAIRS AND MAINTENANCE...................................................18

12. DEFAULT...................................................................21

13. DAMAGE OR DESTRUCTION.....................................................23

14. POSSESSION................................................................25

15. EXTERIOR OF PREMISES - SIGNS..............................................26

16. EXPANSION BY TENANT.......................................................27

17. FOR RENT/SALE SIGNS.......................................................28

18. WATER AND OTHER DAMAGE....................................................28

19. RIGHT OF ENTRY............................................................29

20. TERMINATION OF TERM.......................................................29

21. CONDEMNATION..............................................................29

22. SUBORDINATION.............................................................31

23. RIGHT TO PERFORM COVENANTS................................................31

24. ATTORNMENT................................................................32

25. NON-WAIVER OF FUTURE ENFORCEMENT..........................................32

26. PERSONAL PROPERTY TAXES...................................................33

27. RECORDATION OF LEASE......................................................33

28. NOTICES...................................................................33

29. WAIVER OF JURY TRIAL......................................................34

30. SEVERABILITY..............................................................34

31. NON-WAIVER................................................................35

32. SUCCESSORS AND ASSIGNS....................................................35

33. SECURITY DEPOSIT..........................................................36

34. NOTICES TO MORTGAGEE......................................................38

35. ESTOPPEL CERTIFICATE......................................................39

36. BANKRUPTCY................................................................39

37. LENDER'S APPROVAL.........................................................43

38. BROKER'S COMMISSION.......................................................43

39. RULES AND REGULATIONS.....................................................43

40. RENEWAL OPTIONS...........................................................44

41. PARKING...................................................................45

42. STORAGE...................................................................45

43. SATELLITE ANTENNA.........................................................46

44. RENTAL ALLOWANCE..........................................................46

45. CAPTIONS..................................................................46

46. FINAL AND ENTIRE AGREEMENT................................................46

47. TENANT REPRESENTATIVE.....................................................46

48. QUIET ENJOYMENT...........................................................47

                                    EXHIBIT C
                                 [NAME OF BANK]

IRREVOCABLE STANDBY LETTER OF CREDIT
Our Ref#:
         ---------------
Date:             , 1999
       -----------
Applicant:
          ---------------
[Name and address of Tenant]

------------------------
------------------------

Beneficiary:
Merritt-CCP V, LLC
2066 Lord Baltimore Drive
Baltimore, MD  21244

Amount: $_______________U.S. Dollars
Expiry: (Insert date which is sixty (60) days after expiration of Original Lease
Term)  AT OUR COUNTERS

We hereby issue in favor of the Beneficiary our irrevocable Standby Letter of Credit number __________________ ("Credit") which is available by Beneficiary's draft(s) drawn on us at sight presented at our office located at
______________________________________
______________________________________________, accompanied by the original letter of credit and by the following document:

A written affidavit presented by Beneficiary, duly signed by an authorized representative of Beneficiary, stating:

              "The undersigned, an authorized representative of Merritt-CCP V, LLC hereby certifies that a Default has occurred and remains uncured under that certain Lease between Merritt-CCP V, LLC and ________________________ (the "Tenant") dated ___________, 1999, written notice of such Default was duly and timely given to the Tenant, all applicable cure periods have expired under said lease, and Merritt-CCP V, LLC is entitled to the amount drawn hereunder as actual damages incurred in connection with such Default."

Partial drawings shall be permitted under this Credit in an aggregate amount not to exceed the face amount of this Credit. Each partial drawing under this Credit shall reduce the amount available by the amount so drawn.

Each draft drawn under this Credit must state: "Drawn under _____________________ Bank, Reference No. ______________________."

This letter of Credit will be automatically renewed for a five (5) period from the expiration date stated above, provided Beneficiary notifies us in writing, not later than ten (10) days prior to the expiration date stated above, that Tenant has exercised its option to renew the Lease for such five (5) year period. This Letter of Credit shall further be automatically renewed for an additional five (5) year period, provided Beneficiary notifies us in writing, not later than ten (10) days prior to the expiration date of the first (1st) renewal term of the Lease that Tenant has exercised its option to renew the Lease for an additional five (5) year period.

We hereby engage with you that draft(s) drawn under and in compliance with the terms of this Credit will be duly honored upon presentation.

This Credit sets forth in full the terms of our undertaking, and such an undertaking shall not in any way be modified or amplified by reference to any documents, instruments or agreements referred to herein or in which this Credit is referred to or to which this Credit relates, and any such reference shall not be deemed to incorporate herein by reference any such documents, instruments or agreements.

Except so far as otherwise expressly stated herein, this Credit is subject to the uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500.

_____________________ Bank

By:
   -----------------------
Authorized Signature

                                   EXHIBIT C-1

                                   LEASE BOND

                                                        BOND NO.

       KNOW ALL MEN BY THESE PRESENTS, that we, Sequoia Software Corporation, as Principal, and __________ Insurance Company, a corporation organized and existing under the laws of the State of ___________ and authorized to transact business in the State of Maryland, as Surety are held and firmly bound unto Merritt-CCP V, LLC, whose address is c/o Merritt, 2066 Lord Baltimore Drive, Baltimore, Maryland 21244, as Obligee in the sum of One Million Three Hundred Thousand Dollars ($1,300,000.00) lawful money of the United States of America, to be paid to the said Obligee or its successors, for which payment well and truly to be made, we find ourselves, our heirs, executors, administrators, successors and assigns, jointly and severally, firmly by these presents.

       SEALED WITH OUR SEALS and dated this _____ day of _______, 2000.

       WHEREAS, THE ABOVE bounden Principal has been or is about to enter into a Lease Agreement with the Obligee as described in the Deed of Lease ("Lease") dated ________________, 2000.

       NOW, THEREFORE, THE CONDITION OF THIS OBLIGATION is such, that the said Principal shall maintain a Security Deposit with the Obligee in accordance of
Section 33(b) of the Lease and if Principal is in good standing during the terms of the Lease, then this obligation to be null and void, otherwise to remain in full force and effect.

       PROVIDED, HOWEVER, Surety shall pay to the Obligee within five (5) business days of receipt of written demand from Obligee along with copy of default notice to Principal the bond amount. The demand shall be by Registered Mail or Federal Express to the Surety at the following address:

              ------------------

              ------------------

              ------------------

              ------------------

       PROVIDED, FURTHER, this bond is continuous for the term of the Lease with premiums to be paid annually. However, the Surety may at any time cancel bond by giving ninety (90) days' written notice by Registered Mail to the Obligee.

       PROVIDED, HOWEVER, in no event shall the aggregate liability of the Surety to the Obligee exceed the penal sum of this bond.

Principal:__________________(SEAL)        Surety:_________________(SEAL)
By:                                       By:
   -------------------------                 ---------------------------
                Name & Title                            Attorney-in-fact

                                    EXHIBIT D

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT
                         (Sequoia Software Corporation)

       This SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT (this "Agreement") is entered into as of _______________ (the "Effective Date"), between ALLFIRST BANK, whose address is 25 South Charles Street, 17th Floor, Baltimore, MD 21201, MAIL STOP 101-747, Attn: Commercial Real Estate Division ("Mortgagee"), and Sequoia Software Corporation, a body corporate of the State of ______________, whose address is 5457 Twin Knolls Road, Columbia, Maryland 21045 ("Tenant"), with reference to the following facts:

       A. Merritt-CCP V, LLC, a Maryland limited liability company, whose address is c/o Merritt Management Corporation, 2066 Lord Baltimore Drive, Baltimore, MD 21244, ("Landlord"), owns certain real property located in Howard County, Maryland (such real property, including all buildings, improvements, structures and fixtures located thereon, "Landlord's Premises"), as more particularly described in Schedule A.

       B. Mortgagee has made a loan (the "Loan") guaranteed by Landlord. To secure Landlord's guaranty of the Loan, Landlord has encumbered Landlord's Premises by entering into that certain Indemnity Deed of Trust in favor of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changes from time to time, the "Mortgage"), which Mortgage is recorded in the Land Records of Howard County, Maryland (the "Land Records").

       C. Pursuant to a Lease dated as of _____________, 1999 (the "Lease"), Landlord, demised to Tenant a portion of Landlord's Premises ("Tenant's Premises"). Tenant's Premises consist of approximately 50,000 square feet.

       D. Tenant and Mortgagee desire to confirm the relative priorities of their interests in Landlord's Premises as provided in the Lease and to agree upon their rights and obligations if certain events occur.

       NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:

       1.     Definitions.

The following terms shall have following meanings for purposes of this Agreement.

1.1 Foreclosure Event. A "Foreclosure Event" means: (a) foreclosure under the Mortgage; (b) any other exercise by Mortgagee or rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which Successor Landlord becomes owner of Landlord's Premises; or (c) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord's interest in Landlord's Premises in lieu of any of the foregoing.

1.2 Former Landlord. A "Former Landlord" means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

1.3 Offset Right. An "Offset Right" means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant's payment of Rent or performance of Tenant's other obligations under the Lease, arising (whether under the Lease or other applicable law) from Landlord's breach or default under the Lease.

1.4 Rent. The "Rent" means any fixed rent, base rent, or additional rent under the Lease.

1.5 Successor Landlord. A "Successor Landlord" means any party that becomes owner of Landlord's Premises as the result of a Foreclosure Event.

1.6 Termination Right. A "Termination Right" means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord's breach or default under the Lease. "Termination Right" does not include any express right by Tenant to terminate the Lease that is not contingent on Landlord's breach or default under this Lease.

       2.     Subordination.

       The Lease shall be, and shall at all times remain, subject and subordinate to the Mortgage, the lien imposed by the Mortgage, and all advances made under the Mortgage.

       3.     Nondisturbance, Recognition and Attornment.

3.1 No Exercise of Mortgage Remedies Against Tenant. So long as no default by Tenant has continued beyond applicable cure periods (an "Event of Default") and is continuing at the time of a Foreclosure Event, Mortgagee shall not terminate the Lease in any exercise of Mortgagee's rights and remedies arising upon a default under the Mortgage.

3.2 Nondisturbance and Attornment. So long as no Event of Default by Tenant has occurred and is continuing beyond any applicable cure periods, then, when Successor Landlord takes title to Landlord's Premises; (a) Successor Landlord shall not terminate or disturb Tenant's possession of Tenant's Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as expressly provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant's direct landlord.

3.3 Further Documentation. The provisions of this Article shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article in writing upon request by either of them.

       4.     Protection of Successor Landlord.

       Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:

4.1 Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment. (The foregoing shall not limit either (a) Tenant's right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment or (b) Successor Landlord's obligation to correct any conditions that existed as of the date of Tenant's attornment to

       Successor Landlord, to the extent that any such conditions continue to violate Successor Landlord's obligations as landlord under the Lease following such attornment.)

4.2 Prepayment. Any payment of Rent that Tenant may have made to Former Landlord more than thirty days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

4.3 Payment; Security Deposit. Any obligation: (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant or (b) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee.

4.4 Modification, Amendment, or Waiver. Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Mortgagee's written consent.

4.5 Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless (i) effected unilaterally by Tenant pursuant to the express terms of the Lease, or (ii) agreed to in writing by Mortgagee or Successor Landlord.

       5.     Exculpation of Successor Landlord.

       Upon any attornment, Successor Landlord's obligations and liabilities do not constitute personal obligations on the part of Successor Landlord and Tenant shall look to Successor Landlord's interest in the Landlord's Premises and to no other assets of Successor Landlord for satisfaction of any liability with respect to the Lease.

       6.     Mortgagee's Right to Cure.

6.1 Notice to Mortgagee. Notwithstanding anything to the contrary in the Lease or this Agreement or the Lease, before exercising any Termination Right or Offset Right, Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (the "Default Notice") and, thereafter, the opportunity to cure such breach or default as provided for below.

6.2 Mortgagee's Cure Period. After Mortgagee receives a Default Notice, Mortgagee shall have a period of thirty days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing.

6.3 Extended Cure Period. In addition, as to any breach or default by Landlord the cure of which requires possession and control of Landlord's Premises, provided only that Mortgagee undertakes to Tenant by written notice to Tenant within thirty days after receipt of the Default Notice to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Mortgagee's cure period shall continue for such additional time (the "Extended Cure Period") as Mortgagee may reasonably require to either (a) obtain possession and control of Landlord's Premises and thereafter cure the breach or default with reasonable diligence and continuity or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default. Notwithstanding the foregoing, Mortgagee's Extended Cure Period shall not exceed one hundred eighty (180) days following receipt by Mortgagee of the Default Notice.

       7.     Miscellaneous.

7.1 Notices. All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items delivered. Each party's address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this paragraph. Notices shall be effective the next business day after being sent by overnight courier service, and five business days after being sent by certified mail (return receipt requested).

7.2 Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee's written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

7.3 Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.

7.4 Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any non-disturbance and attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage. Mortgagee confirms that Mortgagee has consented to Landlord's entering into the Lease.

7.5 Mortgagee's Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

7.6 Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of Maryland, excluding its principles of conflict of laws.

7.7 Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

7.8 Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

7.9 Tenant's Representation. Tenant represents that Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

7.10 Mortgagee's Representation. Mortgagee represents that Mortgagee has full authority to enter into this Agreement, and Mortgagee's entry into this Agreement has been duly authorized by all necessary actions.

       IN WITNESS WHEREOF, this Agreement has been duly executed by Mortgagee and Tenant as of the Effective Date.

MORTGAGEE                                 TENANT

ALLFIRST BANK                             SEQUOIA SOFTWARE CORPORATION

By:                                       By:
   --------------------------------          --------------------------------
   Name:                                     Name:
   Title: Vice President                     Title:

Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord's request. The foregoing Agreement shall not alter, waive or diminish any of Landlord's obligations under the Mortgage or the Lease. The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the above Agreement.

                                          LANDLORD:

                                          MERRITT-CCP V, LLC

                                          By:
----------------------------                 -----------------------------
                                             _____________________________(SEAL)
                                             Name:
                                             Title:

STATE OF MARYLAND)
                  )  ss:

CITY OF BALTIMORE   )

       I HEREBY CERTIFY that on this _____ day of _____________, ____, before me, the subscriber, a Notary Public of the State of Maryland, personally appeared _________, who acknowledged himself/herself to be the __________ of Merritt-CCP V, LLC, a limited liability company and on behalf of said limited liability company did acknowledge that he/she, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself/herself as such officer.

       AS WITNESS my hand and Notarial Seal.


                                          --------------------------------------
                                                      Notary Public

My commission expires:
                       --------------------------------

STATE OF _____________)
                  )  ss:
_________OF __________)

       I HEREBY CERTIFY that on this _____ day of ___________, ____, before me, the subscriber, a Notary Public of the jurisdiction aforesaid, personally appeared _________________, who acknowledged himself/herself to be the _________________ of Sequoia Software Corporation, a body corporate (the "Company") and on behalf of the Company did acknowledge that he/she, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the Company by himself/herself as such officer.

       AS WITNESS my hand and Notarial Seal.

                                          --------------------------------------
                                                      Notary Public

My commission expires:
                       --------------------------------

STATE OF MARYLAND)
                  )  ss:
CITY OF BALTIMORE   )

       I HEREBY CERTIFY that on this _____ day of ________________, 1999, before me, the subscriber, a Notary Public of the State of Maryland, personally appeared Christopher W. Avery, who acknowledged himself to be a Vice President of Allfirst Bank, a national banking association, and on behalf of said association did acknowledge that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the association by himself as such officer.

       AS WITNESS my hand and Notarial Seal.

                                          --------------------------------------
                                                      Notary Public

My commission expires:
                      ----------------------------------

                                   SCHEDULE A

                       Description of Landlord's Premises